SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 27, 2000


                               MORTGAGE.COM, INC.
             (Exact name of registrant as specified in its charter)


       Florida                          000-26787               65-0435281
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                   File No.)           Identification No.)


1643 North Harrison Parkway
Sunrise, Florida                                             33323
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number including area code:   (954) 838-5000


                       8751 Broward Boulevard, Fifth Floor
                            Plantation, Florida 33324
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On January 27, 2000, the Company contributed certain assets constituting the Company's "Openclose" division to a newly-formed corporation, Openclose.com, Inc., in exchange for $24 million in cash and common stock of Openclose.com representing 51% of its outstanding securities. Simultaneously with this contribution, certain accredited investors contributed $30 million in cash to Openclose.com in exchange for convertible preferred stock representing the remaining 49% of its outstanding securities. The amount of consideration paid was based on the estimated fair value of the assets contributed as determined in negotiations between management of the Company and the investors.

         The assets contributed by the Company consisted primarily of the www.openclose.com Internet web site, the programming and computer code used exclusively in connection with the site, trade rights associated with this programming and code, and certain customer contracts pertaining to the web site, including the Master Web Services Agreement dated December 22, 1999 between the Company and Countrywide Home Loans, Inc. These contributed assets were carried on the Company's balance sheet at a nominal amount. The contributed assets will be used by Openclose.com to operate a business to business Internet portal allowing mortgage industry professionals such as lenders, brokers, loan correspondents and private mortgage insurance firms to exchange electronically product and pricing information, loan files, automated underwriting data, mortgage insurance certificates, and borrower applications in a neutral environment via the Internet.

         In connection with the contribution of these assets, the Company entered into an Administrative Services and Technology Sharing Agreement with Openclose.com whereby the Company will provide certain management, accounting and technical services to Openclose.com. Also the Company has granted Openclose.com a non-exclusive, perpetual license to certain computer code owned by the Company but useful in connection with operation of the www.openclose.com web site.

         The other investors in Openclose.com are five venture capital funds, TCV IV, L.P., Canaan Equity II, L.P., Canaan Equity II, L.P (Q), Canaan Equity II Entrepreneurs LLC, and Dominion Fund V. These venture capital funds are affiliates of two of the Company's directors-- Michael Lee and Stephen Green--and of three of the Company's principle shareholders--Technology Crossover Ventures, Canaan Partners, and Dominion Ventures.

         The Company will account for the transaction as a capital transaction in its consolidated financial statements.


Item 7.  Financial Statements and Exhibits

         (a)   Exhibits

               2.1    Contribution Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MORTGAGE.COM, INC.
                                              (Registrant)


February 9, 2000                            By:  /s/ Seth Werner
                                                 -------------------------------
                                                 Seth Werner
                                                 Chairman and Chief Executive
                                                   Officer


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                                  EXHIBIT LIST



2.1      Contribution Agreement (Schedules omitted)


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